UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   May 13, 2010

Palatin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 13, 2010 to consider and vote on the following proposals:

•	Election of directors;

•	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2010;

•	Approval of an amendment to our restated certificate of incorporation which will increase the number of authorized shares of common stock from 150,000,000 to 400,000,000; and

•
Approval of an amendment to our restated certificate of incorporation to effect a reverse stock split of our common stock, depending on a determination by our board of directors that the reverse stock split is in the best interests of the company and its stockholders.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 81,357,871 votes, representing 75.8% of the total outstanding eligible votes. At the annual meeting, all nominated directors were re-elected, the selection of our independent registered accounting firm was ratified, and both the increase in authorized shares and reverse stock split authorization were approved. The votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below:

Election of directors:	For	Withheld	Broker Non-Votes
Carl Spana, Ph.D.	32,083,788	1,830,537	47,443,546
John K.A. Prendergast, Ph.D.	31,616,793	2,297,532	47,443,546
Perry B. Molinoff, M.D.	32,057,369	1,856,956	47,443,546
Robert K. deVeer, Jr.	32,002,459	1,911,866	47,443,546
Zola P. Horovitz, Ph.D.	31,342,201	2,572,124	47,443,546
Robert I. Taber, Ph.D.	31,857,020	2,057,305	47,443,546
Errol De Souza, Ph.D.	30,038,267	3,876,158	47,443,546
J. Stanley Hull	31,410,186	2,504,139	47,443,546

Other	For	Against	Abstain	Broker Non-Votes
Ratification of independent registered public accounting firm	79,513,551	1,259,274	585,044	2
Approval of the increase in authorized shares	55,191,090	25,865,349	301,428	4
Approval of reverse stock split authorization	63,431,278	17,508,686	417,901	6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: May 14, 2010	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer